                                                               Exhibit 3(ii)


                           PARK COMMUNICATIONS, INC.
                           -------------------------
                           (a Delaware corporation)










                                     BYLAWS









As adopted by the Board of Directors on July 12, 1994.

                               TABLE OF CONTENTS
                               -----------------

                                                                        Page
I.      OFFICES

1.      Registered Office............................................     1
2.      Additional Offices...........................................     1

II.     MEETINGS OF STOCKHOLDERS

1.      Time and Place...............................................     1
2.      Annual Meeting...............................................     1
3.      Notice of Annual Meeting.....................................     1
4.      Special Meetings.............................................     1
5.      Notice of Special Meeting....................................     2
6.      List of Stockholders.........................................     2
7.      Presiding Officer; Order of Business.........................     2
8.      Quorum; Adjournments.........................................     3
9.      Voting.......................................................     4
10.     Action by Consent............................................     4

III.    DIRECTORS

1.      General Powers; Number; Tenure...............................     4
2.      Vacancies....................................................     5
3.      Removal, Resignation.........................................     5
4.      Place of Meetings............................................     5
5.      Annual Meeting...............................................     5
6.      Regular Meetings.............................................     5
7.      Special Meetings.............................................     6
8.      Quorum; Vote Required for Action; Adjournments...............     6
9.      Compensation.................................................     6
10.     Action by Consent............................................     6
11.     Meetings by Telephone or Similar Communications..............     6

IV.     COMMITTEES

1.      Audit Committee..............................................     6
2.      Compensation Committee.......................................     7
3.      Executive Committee..........................................     7
4.      Other Committees.............................................     7
5.      Powers.......................................................     7
6.      Procedure; Meetings..........................................     8

7.      Quorum.......................................................     8
8.      Vacancies; Changes; Discharge................................     8
9.      Compensation.................................................     8
10.     Action by Consent............................................     8
11.     Meetings by Telephone or Similar Communications..............     8

V.      NOTICES

1.      Form; Delivery...............................................     9
2.      Waiver.......................................................     9

VI.     OFFICERS

1.      Designations.................................................     9
2.      Term of Office; Removal......................................     9
3.      Compensation.................................................    10
4.      The Chairman of the Board....................................    10
5.      The President................................................    10
6.      The Vice-Presidents..........................................    10
7.      The Secretary................................................    11
8.      The Assistant Secretary......................................    11
9.      The Treasurer................................................    11
10.     The Assistant Treasurer......................................    11

VII.    INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

1.      Persons Entitled to Indemnification..........................    12
2.      Indemnification..............................................    12
3.      Advancement..................................................    13
4.      Contribution.................................................    13
5.      Nonexclusivity of Indemnification............................    13
6.      Amendment to Delaware Law....................................    14

VIII.   AFFILIATED TRANSACTIONS AND INTERESTED DIRECTORS

1.      Affiliated Transactions......................................    14
2.      Determining Quorum...........................................    14

IX.     STOCK CERTIFICATES

1.      Form; Signatures.............................................    14
2.      Registration of Transfer.....................................    15

3.      Registered Stockholders....................................     15
4.      Record Date................................................     15
5.      Lost, Stolen or Destroyed Certificates.....................     16

X.      GENERAL PROVISIONS

1.      Dividends..................................................     16
2.      Reserves...................................................     16
3.      Fiscal Year................................................     16
4.      Seal.......................................................     16
5.      Inspection of Books........................................     16

XI.     AMENDMENTS.................................................     17

 SECRETARY'S CERTIFICATE...........................................     17

                                     BYLAWS
                                     ------

                                       of

                           PARK COMMUNICATIONS, INC.
                           -------------------------

                                   ARTICLE I

                                    OFFICES

        Section 1.  Registered Office.  The registered office of the Corporation
                    -----------------
shall be at: c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware.

        Section 2.  Additional Offices.  The Corporation's principal office
                    ------------------
shall be in the City of Ithaca, County of Tompkins, State of New York. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

        Section 1.  Time and Place.  A meeting of stockholders for any purpose
                    --------------
may be held at such time and place, within or without the State of Delaware, as the Board of Directors may fix from time to time and as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

        Section 2.  Annual Meeting.  Annual meetings of stockholders, commencing
                    --------------
with the year 1994, shall be held on the second Tuesday of April, if not a legal holiday, or, if a legal holiday, then on the next secular day following, at 9:30 A.M., or at such other date and time as shall, from time to time, be designated by the Board of Directors and stated in the notice of the meeting. At such annual meeting, the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

        Section 3.  Notice of Annual Meeting.  Written notice of the annual
                    ------------------------
meeting, stating the place, date and time thereof, shall be given to each stockholder entitled to vote at such meeting not less than 10 (unless a longer period is required by law) nor more than 60 days prior to the meeting.

        Section 4.  Special Meetings.  Special meetings of the stockholders, for
                    ----------------
any purpose or purposes, unless otherwise prescribed by statute or the Certificate of Incorporation, may be called by the Chairman of the Board and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote on the matters to be presented at such meeting. Such requests shall state the purpose or purposes of the proposed meeting. Business transacted at all special meetings shall be confined to the object stated in the call.

        Section 5.  Notice of Special Meeting.  Written notice of a special
                    -------------------------
meeting, stating the place, date and time thereof and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting at such address as appears on the books of the corporation not less than 10 (unless a longer period is required by law) nor more than 60 days prior to the meeting.

        Section 6.  List of Stockholders.  The officer in charge of the stock
                    --------------------
ledger of the Corporation or the transfer agent shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at a place within the city where the meeting is to be held, which place, if other than the place of the meeting, shall be specified in the notice of the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present in person thereat.

        Section 7.  Presiding Officer; Order of Business.
                    ------------------------------------

          (a) Meetings of stockholders shall be presided over by the Chairman of the Board or, if the Chairman of the Board is not present, by the President, or, if the President is not present, by a Vice-President, or, if a Vice-President is not present, by such person who may have been chosen by the Board of Directors, or, if none of such persons is present, by a chairman to be chosen by the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy. The Secretary of the Corporation, or, if an Assistant Secretary is not present, an Assistant Secretary, or, if an Assistant Secretary is not present, such person as may be chosen by the Board of Directors, shall act as secretary of meetings of stockholders, or, if none of such persons is present, the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy shall choose any person present to act as secretary of the meeting.

          (b) The following order of business, unless otherwise ordered at the meeting, shall be observed as far as practicable and consistent with the purposes of the meeting:

     1.   Call of the meeting to order.

     2. Presentation of proof of mailing of the notice of the meeting and, if the meeting is a special meeting, the call thereof.

     3.   Presentation of proxies.

     4.   Announcement that a quorum is present.

     5.   Reading and approval of the minutes of the previous meeting.

     6.   Reports, if any, of officers.

     7. Election of directors, if the meeting is an annual meeting or a meeting called for that purpose.

     8. Consideration of the specific purpose or purposes for which the meeting has been called (other than the election of directors), if the meeting is a special meeting.

     9. Transaction of such other business as may properly come before the meeting.

     10.  Adjournment.

     Section 8.  Quorum; Adjournments.  The holders of a majority of the shares
                 --------------------
of capital stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be necessary to, and shall constitute a quorum for, the transaction of business at all meetings of the stockholders, except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall, by a majority vote of the shares held by such stockholders, have the power to adjourn the meeting from time to time, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, until a quorum shall be present or represented. Even if a quorum shall be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall, by a majority vote of the shares held by such stockholders, have the power to adjourn the meeting from time to time, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, until a date which is not more than 30 days after the date of the original meeting. At any such adjourned meeting, at which a quorum shall be present in person or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

     Section 9.  Voting.
                 ------

          (a) At any meeting of stockholders, every stockholder having voting power upon the matter in question shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the Certificate of Incorporation, each stockholder of record shall be entitled to one vote for each share of capital stock registered in his name on the books of the Corporation, except that no share of stock shall be voted on at any election of directors which has been transferred on the books of the Corporation within twenty days next preceding the election. The vote for directors, and, upon the demand of any stockholder, the vote upon any question before the meeting, shall be by written ballot.

          (b) All elections of directors shall be determined by a plurality vote, and, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all other matters to be voted upon by stockholders shall be determined by a vote of a majority of the shares present in person or represented by proxy at the meeting.

          (c) Each stockholder entitled to vote at a meeting of stockholders may authorize an individual or individuals to act for it by proxy, but no such proxy shall be voted or acted upon after one year from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

     Section 10.  Action by Consent.  Any action required or permitted by law or
                  -----------------
the Certificate of Incorporation to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which the holders of all shares entitled to vote thereon were present in person or represented by proxy and voted. Such written consent shall be filed with the minutes of meetings of stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not so consented in writing thereto.


                                  ARTICLE III

                                   DIRECTORS

     Section 1.  General Powers; Number; Tenure.  The business of the
                 ------------------------------
Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and perform all lawful acts and things which are not by law, the Certificate of Incorporation or these

Bylaws directed or required to be exercised or performed by the stockholders. Within the limits specified in this Section 1, the number of directors shall be not less than three nor more than nine members, the exact number within these limits to be determined from time to time by the Board of Directors; provided, however, that there shall be a minimum of at least two independent directors on the Board of Directors at all times. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and shall qualify. Directors need not be stockholders. The Board of Directors shall present at each annual meeting, and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the Corporation.

     Section 2.  Vacancies.  If any vacancies occur in the Board of Directors,
                 ---------
or if any new directorships are created, they may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next annual meeting of stockholders and until his successor is duly elected and shall qualify. If there are no directors in office, any officer or stockholder may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, at which meeting such vacancies shall be filled.

     Section 3.  Removal; Resignation.
                 --------------------

          (a) Except as otherwise provided by law or the Certificate of Incorporation, any director, directors or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

          (b) Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery thereof to the Board of Directors or the designated officer. It shall not be necessary for a resignation to be accepted before it becomes effective.

     Section 4.  Place of Meetings.  The Board of Directors may hold meetings,
                 -----------------
both regular and special, either within or without the State of Delaware.

     Section 5.  Annual Meeting.  The annual meeting of each newly elected Board
                 --------------
of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

     Section 6.  Regular Meetings.  Additional regular meetings of the Board of
                 ----------------
Directors may be held without notice, at such time and place as may from time to time be determined by the Board of Directors.

     Section 7.  Special Meetings.  Special Meetings of the Board of Directors
                 ----------------
may be called by the Chairman of the Board or by the President or Secretary upon written request by 2 or more directors on at least 5 days' notice to each director. Any such notice need not state the purpose or purposes of such meeting except as provided in Article XI.

     Section 8.  Quorum; Vote Required for Action; Adjournments.  At all
                 ----------------------------------------------
meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting, from time to time without notice other than announcement at the meeting, until a quorum shall be present.

     Section 9.  Compensation.  Directors shall be entitled to such compensation
                 ------------
for their services as directors and to such reimbursement for any reasonable expenses incurred in attending directors' meetings as may from time to time be fixed by the Board of Directors. The compensation of directors may be on such basis as is determined by the Board of Directors. Any director may waive compensation for any meeting. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving compensation and reimbursement for reasonable expenses for such other services.

     Section 10.  Action by Consent.  Any action required or permitted to be
                  -----------------
taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a written consent to such action is signed by all members of the Board of Directors and such written consent is filed with the minutes of its proceedings.

     Section 11.  Meetings by Telephone or Similar Communications.  The Board of
                  -----------------------------------------------
Directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person by such director at such meeting.


                                   ARTICLE IV

                                   COMMITTEES

     Section 1.  Audit Committee.  The Board of Directors, by resolution adopted
                 ---------------
by a majority of the whole Board, shall appoint an Audit Committee consisting of not more than three members, a majority of which shall be independent directors. The primary responsibilities of the Audit Committee shall include overseeing the financial reporting process (including the system of internal control), assuring the objectivity of the independent audit, and performing any functions imposed on such committee under federal or state law, or by applicable regulations of any securities exchange on which the Corporation's securities are traded. One of the members of the Audit Committee shall be designated as the Chairman of the Audit Committee. Each member of the Audit Committee shall continue as a member thereof until the expiration of his term as a director, or his earlier resignation, unless sooner removed as a member or a director.

     Section 2.  Compensation Committee.  The Board of Directors, by resolution
                 ----------------------
adopted by a majority of the whole Board, shall appoint a Compensation Committee consisting of at least three members, including two independent directors. The Chairman of the Board shall be an ex officio member of the Compensation Committee. The primary responsibilities of the Compensation Committee shall include reviewing the compensation arrangements of the Company's executive officers and, subject to the review and approval by the full Board, formulating proposed compensation packages for such officers. One of the members of the Compensation Committee shall be designated as the Chairman of the Compensation Committee. Each member of the Compensation Committee shall continue as a member thereof until the expiration of his or her term as a director, or his or her earlier resignation, unless sooner removed as a member or a director.

     Section 3.  Executive Committee.  The Board of Directors, by resolution
                 -------------------
adopted by a majority of the whole Board, may appoint an Executive Committee consisting of one or more directors, one of whom shall be designated as Chairman of the Executive Committee. During the interval between meetings of the Board, the Executive Committee shall advise with and aid the officers of the Corporation in all matters concerning its interests and the management of its business, and generally perform such duties as may be directed or delegated by the board of directors from time to time. Each member of the Executive Committee shall continue as a member thereof until the expiration of his term as a director, or his earlier resignation, unless sooner removed as a member or as a director.

     Section 4.  Other Committees.  The Board of Directors, by resolutions
                 ----------------
adopted by a majority of the whole Board, may appoint such other committee or committees as it shall deem advisable and with such functions and duties as the Board of Directors shall prescribe.

     Section 5.  Powers.  Unless circumscribed by resolution of the Board
                 ------
appointing the Audit Committees or Compensation Committee and except as otherwise provided by law or these Bylaws, the Audit Committee and Compensation Committee shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as deemed by the Audit Committee and Compensation Committee in their respective discretion to be reasonable and necessary in performing their respective designated functions. Unless circumscribed by resolution of the Board appointing the Executive Committee and except as otherwise provided by law or these Bylaws, the Executive Committee shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Unless otherwise provided by law or these Bylaws, other committees of the Board shall have such powers as may from time to time be determined by the Board of Directors; provided, however, that in no event shall any committee of the Board (including the Executive Committee) have the power to declare a dividend in cash, property or shares of the Corporation, amend the certificate of incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation or a dissolution, or amend the Bylaws of the Corporation.

     Section 6.  Procedure; Meetings.  Each committee shall fix its own rules of
                 -------------------
procedure and shall meet at such times and at such place or places as may be provided by such rules or as the members of such committee shall provide. Each committee shall keep regular minutes of its meetings and deliver such minutes to the Board of Directors.

     The Chairman of each committee, or, in his or her absence, a member of the relevant committee chosen by a majority of the members present, shall preside at meetings of such committee, and another member thereof chosen by the committee shall act as Secretary of the relevant committee.

     Section 7.  Quorum.  A majority of a committee shall constitute a quorum
                 ------
for the transaction of business, and the affirmative vote of a majority of the members of the committee shall be required for any action of such committee; provided, however, that when a committee of one member is authorized under the provisions of this Article, such one member shall constitute a quorum.

     Section 8.  Vacancies; Changes; Discharge.  The Board of Directors shall
                 -----------------------------
have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

     Section 9.  Compensation.  Members of any committee shall be entitled to
                 ------------
such compensation for their services as members of any such committee and to such reimbursement for any reasonable expenses incurred in attending committee
meetings at may from time to time be fixed by the Board of Directors.   Any
member may waive compensation for any meeting. Any committee member receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and from receiving compensation and reimbursement of reasonable expenses for such other services.

     Section 10.  Action by Consent.  Any action required or permitted to be
                  -----------------
taken at any meeting of any committee of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of its proceedings.

     Section 11.  Meeting by Telephone or Similar Communications.  The
                  ----------------------------------------------
members of any committee designated by the Board of Directors may participate in a meeting of such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other and participation in such meeting shall constitute presence in person at such meeting.

                                   ARTICLE V

                                    NOTICES

          Section 1.  Form; Delivery.  Whenever, under the provisions of law,
                      --------------
the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice unless otherwise specifically provided, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid.
Such notices shall be deemed to be given at the time they are deposited in the United States mail. Notice to a director may also be given personally or by facsimile sent to his address as it appears on the records of the Corporation.

          Section 2.  Waiver.  Whenever any notice is required to be given under
                      ------
the provisions or law, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent to such notice. In addition, any stockholder who attends a meeting of stockholders in person, or is represented at such meeting by proxy, without protesting at the commencement of the meeting the lack of notice thereof to him, or any director who attends a meeting of the Board of Directors without protesting, at the commencement of the meeting, such lack of notice, shall be conclusively deemed to have waived notice of such meeting.


                                   ARTICLE VI

                                    OFFICERS

          Section 1.  Designations.  The Officers of the Corporation shall be
                      ------------
chosen by the Board of Directors. The Board of Directors shall choose a Chairman of the Board and a President from its own number, a Vice-President (or Vice-Presidents), a Secretary, and a Treasurer, and may choose one or more Assistant Secretaries and/or Assistant Treasurers and other officers and agents as it shall deem necessary or appropriate (including a Chief Executive Officer and a Chief Financial Officer). All officers of the Corporation shall exercise such powers and perform such duties as shall from time to time be determined by the Board of Directors. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

          Section 2.  Term of Office; Removal.  The officers designated above
                      -----------------------
shall be chosen by the Board of Directors at its annual meeting after each annual meeting of stockholders. Each officer of the Corporation shall hold office until his successor is chosen and shall qualify. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office. Such removal shall not prejudice the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term by the Board of Directors.

          Section 3.  Compensation.  The salaries of all officers of the
                      ------------
Corporation shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

          Section 4.  The Chairman of the Board.  The Chairman of the Board
                      -------------------------
shall be an officer of the Corporation and, subject to the direction of the Board of Directors, shall perform such executive, supervisory and management functions and duties as may be assigned to him or her from time to time by the Board of Directors. He or she shall, if present, preside at all meetings of stockholders and of the Board of Directors. The Chairman of the Board shall be ex officio member of all standing committees (except the Audit Committee), and shall have the general powers and duties of supervision and management usually vested in the office of chairman of the board of directors of a corporation.

          Section 5.  The President.
                      -------------

                 (a) The President shall be the Chief Operating Officer of the Corporation and, subject to the direction of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation and general supervision over its other officers and agents. In general, he shall perform all duties incident to the office of President and shall see that all orders and resolutions of the Board of Directors are carried into effect. In addition to and not in limitation of the foregoing, the President shall be empowered to authorize any change of the registered office or registered agent (or both) of the Corporation in the State of Delaware. The President shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation.

                 (b) Unless otherwise prescribed by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At such meeting the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

          Section 6.  The Vice-Presidents.  The Vice-President (or in the event
                      -------------------
there be more than one, the Vice-Presidents in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the President or in the event of his disability, perform the duties and exercise the powers of the President and shall generally assist the President and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

          Section 7.  The Secretary.  The Secretary shall attend all meetings of
                      -------------
the Board of Directors and all meetings of stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for the Executive Committee or other committees, if required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President, under whose supervision the Secretary shall act. The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

          Section 8.  The Assistant Secretary.  The Assistant Secretary, if any
                      -----------------------
(or in the event there be more than one, the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the Secretary or in the event of his or her disability, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

          Section 9.  The Treasurer.  The Treasurer shall have the custody of
                      -------------
the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President and the Board of Directors, at regular meetings of the Board, or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

          Section 10.  The Assistant Treasurer.  The Assistant Treasurer, if any
                       -----------------------
(or in the event there shall be more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the Treasurer or in the event of his or her disability, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

                                  ARTICLE VII

                               INDEMNIFICATION OF
                   DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

          Section 1.  Persons Entitled To Indemnification.  Except as required
                      -----------------------------------
by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), as in effect from time to time, and by any other relevant provision of these Bylaws, the DGCL or any other applicable law, the persons entitled to indemnification under these Bylaws shall include any person (or the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (hereinafter called "Indemnitees").

          Section 2.  Indemnification.
                      ---------------

                 (a)  Mandatory Indemnification. As required under Section 145
                      -------------------------
of the DGCL, to the extent any person has been successful on the merits or otherwise in defense of any completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, brought against such person by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, the Corporation shall indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                 (b) Permissive Indemnification.  In addition to mandatory
                     --------------------------
indemnification under Section 145 of the DGCL, as set forth above, the Corporation shall indemnify the Indemnitees, and each of them, in each and every situation where, under Section 145 of the DGCL, the Corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification, in such amounts and to the fullest extent permitted under applicable law.

                 (c) Requisite Finding.  Prior to the making of any permissive
                     -----------------
indemnification pursuant to the foregoing paragraph, the Corporation shall promptly make or cause to be made a determination as to whether each Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee's conduct was unlawful. Such determination may be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable, or even if a quorum is obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
(iii) by the stockholders.

          Section 3.  Advancement.  Except as otherwise provided in this Article
                      -----------
VII, costs, charges and expenses (including attorneys' fees) incurred in any action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, if the indemnified person undertakes to repay such amount in the event it is ultimately determined, as provided herein, that such person is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the board of directors by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion that, based upon the facts known to the board or counsel at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the board or independent legal counsel reasonably determines that such person deliberately breached his or her duty to the Corporation or its shareholders.

          Section 4.  Contribution.  In order to provide just and equitable
                      ------------
contribution in circumstances where indemnification pursuant to this Article is held by a court of competent jurisdiction to be unavailable to an Indemnitee in whole or in part, the Corporation shall, in such event, after taking into account, among other things, contributions by other directors and officers of the Corporation pursuant to indemnification agreements and otherwise, and, in the absence of personal enrichment, acts of intentional fraud or dishonesty or criminal conduct on the part of the Indemnitee, contribute to the payment of the Indemnitee's losses to the extent that after other contributions are taken into account, such losses exceed: (i) in the case of a director of the Corporation or any of its subsidiaries who is not an officer of the Corporation or any of such subsidiaries, the amount of fees paid to him or her for serving as a director during the 12 months preceding the commencement of the suit, proceeding, or investigation; or (ii) in the case of a director of the Corporation or any of its subsidiaries who is also an officer of the Corporation or any of such subsidiaries, the amount set forth in clause (i) plus 5% of the aggregate cash compensation paid to said director for service in such office(s) during the 12 months preceding the commencement of the suit, proceeding, or investigation; or (iii) in the case of an officer of the Corporation or any of its subsidiaries, 5% of the aggregate cash compensation paid to such officer for service in such office(s) during the 12 months preceding the commencement of such suit, proceeding, or investigation.

          Section 5.  Nonexclusivity of Indemnification.  The indemnification
                      ---------------------------------
and advancement of expenses by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

          Section 6.  Amendment to Delaware Law.  If the Delaware General
                      -------------------------
Corporation Law is amended after the date of these Bylaws to further provide for the indemnification of the Indemnitees, then the indemnification of the Indemnitees shall be permitted to the fullest extent permitted by the Delaware General Corporation Law, as so amended.


                                  ARTICLE VIII

                AFFILIATED TRANSACTIONS AND INTERESTED DIRECTORS

          Section 1.  Affiliated Transactions.  No contract or transaction
                      -----------------------
between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

                (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

          Section 2.  Determining Quorum.   Common or interested directors may
                      ------------------
be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes the contract or transaction.


                                   ARTICLE IX

                               STOCK CERTIFICATES

          Section 1.  Form; Signatures.
                      ----------------

                (a) Every holder of stock in the Corporation shall be entitled to have a certificate, signed by or in the name of the Corporation by the President and the Secretary or an Assistant Secretary of the Corporation, stating that the Corporation is organized under the laws of Delaware, exhibiting the number, class and par value (and series, if any) of shares owned by him. Such signatures and seal may be facsimile. In case any officer who has signed, or whose facsimile signature was placed on, a certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

                (b) All stock certificates representing shares of capital stock which are subject to restrictions on transfer or to other restrictions shall have conspicuously noted thereon such notation to such effect as may be required by law or determined by the Board of Directors.

          Section 2.  Registration of Transfer.  Upon surrender to the
                      ------------------------
Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or its transfer agent to issue a new certificate to the person entitled thereto, to cancel the old certificate and to record the transaction upon its books.

          Section 3.  Registered Stockholders.
                      -----------------------

                (a) Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions, to vote as such owner, and to hold liable for calls and assessments any person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

                (b) If a stockholder desires that notices and/or dividends shall be sent to a name or address other than the name or address appearing on the stock ledger maintained by the Corporation (or by the transfer agent or registrar, if any), such stockholder shall have the duty to notify the Corporation (or the transfer agent or registrar, if any) in writing, of such desire. Such written notice shall specify the alternate name or address to be used.

          Section 4.  Record Date.  In order that the Corporation may determine
                      -----------
the stockholders of record who are entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, or to make a determination of the stockholders of record for any other proper purpose, the Board of Directors may, in advance, fix a date as the record date for any such determination. Such date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to the date of any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting taken pursuant to Section 8 of Article II; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 5.  Lost, Stolen or Destroyed Certificates.  The Board of
                      --------------------------------------
Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation which is claimed to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum, or other security in such form, as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen or destroyed.


                                   ARTICLE X

                               GENERAL PROVISIONS

          Section 1.  Dividends.  Subject to the provisions of the Certificate
                      ---------
of Incorporation and applicable law, dividends upon the outstanding capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law, and may be paid in cash, in property or in shares of the Corporation's capital stock.

          Section 2.  Reserves.  The Board of Directors shall have full power,
                      --------
subject to the provisions of law and the Certificate of Incorporation, to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared as dividends and paid to the stockholders of the Corporation. The Board of Directors, in its sole discretion, may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and may, from time to time, increase, diminish or vary such fund or funds.

          Section 3.  Fiscal Year.  The fiscal year of the Corporation shall be
                      -----------
as determined from time to time by the Board of Directors.

          Section 4.  Seal.  The corporate seal shall have inscribed thereon the
                      ----
name of the Corporation, the year of its incorporation and the words Corporate Seal and Delaware.

          Section 5.  Inspection of Books.  The Board of Directors shall
                      -------------------
determine from time to time whether, and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection) or any of them shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be limited accordingly.

                                  ARTICLE XI

                                  AMENDMENTS

       The Board of Directors shall have the power to make, alter and repeal these Bylaws, and to adopt new bylaws, by an affirmative vote of a majority of all members of the Board of Directors, provided that notice of the proposal to make, alter or repeal these Bylaws, or to adopt new bylaws, must be included in the notice of the meeting of the Board of Directors at which such action takes place.


                            SECRETARY'S CERTIFICATE

       I, Dorothy D. Park, Secretary of Park Communications, Inc., a Delaware corporation (the "Corporation"), DO HEREBY CERTIFY that the foregoing is a true and correct copy of the Corporation's Bylaws as adopted by the Board of Directors of the Corporation on July 12, 1994.

       IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Corporate Seal of the Corporation this 22nd day of August 1994.



                                 -----------------------------------
                                 Dorothy D. Park
                                 Secretary

[Corporate Seal]